UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2014

NEVADA PROPERTY 1 LLC

(Exact Name of registrant as specified in its charter)

Delaware	000-53938	27-1695189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3708 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 698-7000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2014, Nevada Mezz 1 LLC, an affiliate of Deutsche Bank, completed its previously announced sale of 100% of the Class B membership interests (the “Class B Sale”) in Nevada Property 1 LLC (the “Company”) to BRE Spade Mezz 1 LLC (“Spade Mezz”), an affiliate of Blackstone Real Estate Partners VII L.P. (“Blackstone”) for cash consideration of $1,730,000,000 plus an estimate of the Company’s working capital as determined pursuant to the provisions of the purchase agreement. The working capital estimate is subject to adjustment following the Class B Sale to reflect the calculation of the Company’s actual working capital as of the closing of the Class B Sale, as determined pursuant to the provisions of the purchase agreement, which adjustment may result in an additional payment by Spade Mezz to Nevada Mezz 1 LLC or a payment from Nevada Mezz 1 LLC to Spade Mezz.

On December 18, 2014, BRE Spade Voteco LLC (“Blackstone Voteco”), received approval from the Nevada Gaming Commission (the “Gaming Commission”) to acquire control of the Company. In connection with such approval, and with the completion of the Class B Sale, on December 19, 2014, Nevada Voteco LLC transferred 100% of the Class A membership interests in the Company to Blackstone Voteco for nominal consideration (together with the Class B Sale, the “Sale”).

As a result of the Sale, Blackstone Voteco now has 100% voting control over the Company through its ownership of all of the Company’s Class A membership interests, and Spade Mezz now holds 100% economic control over the Company through its ownership of all of the Company’s Class B membership interests. Except as provided by law, the Class B membership interests have no voting rights.

In connection with the Sale, the Company completed the following transactions:

•	The Company acquired all of the membership interests in TCOLV Propco LLC (“Propco”) through a contribution of such interests from Spade Mezz.

•	The Company transferred title to the Property to Propco, its direct subsidiary at the time of such transfer.

•	The Company leased the Property back from Propco pursuant to a Lease and Operating Agreement, dated as of December 19, 2014 (the “Lease”).

•	The Company distributed all of the membership interests in Propco to Spade Mezz.

•	The Company, Propco, Spade Mezz and certain other affiliates of Blackstone entered into the financing arrangements and agreements described below.

Second Amended and Restated Limited Liability Company Agreement

On December 19, 2014, the members of the Company entered into the Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”). The LLC Agreement provides that, subject to certain limitations in order for the Company to qualify as a “special purpose” entity, the business and affairs of the Company will be managed by a board of directors designated by Blackstone Voteco, as the holder of the Company’s Class A interests. In addition, for so long as any obligations under the Company’s loan documents remain outstanding, the Company must have at least two Independent Managers (as defined in the LLC Agreement) appointed by Blackstone Voteco. The LLC Agreement also provides that Blackstone Voteco shall designate the initial officers of the Company and, thereafter, any additional or successor officer shall be elected by the Company’s Board of Directors. Under the LLC Agreement, subject to applicable laws, the Company may make distributions to the holder of the Company’s Class B interests at such times and in such amounts as determined by the Board of Directors. The LLC Agreement provides restrictions on transfers of membership interests, limitations on a member’s ability to resign and the admission of new members, as well as indemnification for its directors, officers, members and specified others.

Mortgage Loan Agreement

Propco, the Company and certain subsidiaries of the Company (collectively, the “Mortgage Borrowers”) entered into a Mortgage Loan Agreement, dated as of December 19, 2014, with JPMorgan Chase Bank, National Association pursuant to which the Borrowers borrowed $875,000,000 (the “Mortgage Loan”). The proceeds of the Mortgage Loan were used to pay a portion of the purchase price payable in the Sale. The Mortgage Loan has an initial maturity date of January 9, 2017, subject to three successive one-year extension options. The Mortgage Loan has an initial interest rate equal to LIBOR plus 2.95% per annum. In connection with the Mortgage Loan, Propco purchased an interest rate cap from the Commonwealth Bank of Australia in the notional amount of the Mortgage Loan with a strike rate for LIBOR of 3.74% and a term ending on January 15, 2017 (the “Mortgage Interest Rate Cap”). The Mortgage Loan is secured by a first lien on the Property and all of the other assets of the Mortgage Borrowers, including the Mortgage Interest Rate Cap.

Mezzanine Loans

In connection with the Sale, affiliates of Blackstone entered into two mezzanine loan agreements for a total aggregate principal amount of $425,000,000 and a weighted average interest rate of LIBOR plus 7.19% per annum, all of which principal amount was borrowed and used to pay a portion of the purchase price in the Sale. The Company is not a borrower under the mezzanine loan agreements, however, the amounts payable under such loans are, in each case, secured by a subordinate lien on all of the Company’s gaming devices and related gaming equipment and supplies used in connection with the operation of a casino at the Property.

Lease and Operating Agreement

On December 19, 2014, Propco leased the Property to the Company pursuant to a Lease and Operating Agreement (the “Lease”). The Lease has a term expiring on December 31, 2024, subject to the Company’s right to renew for two successive terms of five years each. Under the Lease, the Company is obligated to pay to Propco fixed annual rent (“Fixed Rent”) equal to $125,000,000 per year, payable in arrears in equal, monthly installments of $10,416,666.67 per month. Each year during the term of the Lease, the Company is also obligated to pay to Propco, as percentage rent, an amount equal to the difference, if positive, between (x) 90% of Operating Income for such year and (y) the Fixed Rent payable with respect to such year. Operating Income is defined under the Lease to the Company’s EBITDA less corporate expenses but before capital expenditures or expenditures for furniture, fixtures and equipment (“CapEx and FF&E”), as each of such items are calculated in accordance with the Company’s financial statements. Under the Lease, all costs and expenses incurred in connection with CapEx and FF&E for the Property shall be paid by the Company from amounts funded by Propco to the Company for such purposes.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the Class B Sale, on December 19, 2014, the Company terminated its Credit Agreement, dated as of May 6, 2010, as amended or otherwise modified, between Deutsche Bank AG New York Branch (the indirect parent of the Company), as lender, and the Company, as borrower, evidencing a loan in the maximum principal amount of up to $2,222,000,000. The current outstanding balance of the loan thereunder was forgiven at no cost to the Company or its subsidiaries.

In addition, on December 19, 2014, the Company terminated its Credit Agreement, dated as of May 6, 2010, as amended or otherwise modified, between Deutsche Bank AG New York Branch, as lender, and the Company, as borrower, evidencing a loan in the maximum principal amount of up to $1,638,000,000. The current outstanding balance of the loan thereunder was forgiven at no cost to the Company or its subsidiaries.

Reference is hereby made to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for a description of the material terms of the Credit Agreements identified in the preceding two paragraphs, which terms are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described in Item 1.01 of this Current Report on Form 8-K, regarding the Company’s borrowings under the Loan Agreement and its obligations under the Lease is hereby incorporated in this Item 2.03.

Item 5.01.	Changes in Control of Registrant

The information described in Item 1.01 of this Current Report on Form 8-K, regarding the Sale is hereby incorporated in this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Board of Directors and Executive Officers

In connection with the Sale, on December 19, 2014, each of Jeff Baer, Fabrizio Campelli, Stuart Clarke and Enrico Sanna, as well as John Unwin, the Company’s Chief Executive Officer, and Ronald G. Eidell, the Company’s Chief Financial Officer, resigned from the Company’s Board of Directors and, in the case of Mr. Unwin, as an officer of the Company. None of the resignations were the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 19, 2014, pursuant to the terms of the LLC Agreement described above, Blackstone Voteco appointed Jonathan D. Gray, Tyler S. Henritze and William Stein to the Company’s Board of Directors to fill the vacancies created by the departing directors. Messrs. Henritze and Stein will become members of, and initially constitute, the Company’s audit committee. Messrs. Gray, Henritze and Stein are each affiliated with Blackstone and are the sole members and owners of Blackstone Voteco.

Appointment of New Chief Executive Officer

On December 19, 2014, William P. McBeath joined the Company as its President and Chief Executive Officer, succeeding John Unwin and, on December 24, 2014, Mr. McBeath was appointed to the Company’s Board of Directors. As previously announced on December 9, 2014, Mr. Unwin gave notice of his resignation as Chief Executive Officer, which resignation became effective on December 19, 2014. Following this resignation, Mr. Unwin will remain involved in a consulting capacity to the Company for a minimum consulting term of three months.

Mr. McBeath, age 51, was, from September 2014 to December 2014, Managing Director and Operating Partner at Z Capital Management, where he was integrated with the investment team and assisted in the management and oversight of portfolio company initiatives, including, but not limited to, gaming and resort industries. From September 2007 to December 2012, Mr. McBeath was the President and Chief Operating Officer and a Director of CityCenter Hotel & Casino at MGM Resorts International where he was responsible for providing strategic and operational, executive-level leadership for all areas of the firm. Mr. McBeath joined MGM Mirage in 1987 and, during his tenure with MGM Resorts International, served as President and Chief Operating Officer at each of Treasure Island (from February 1998 to June 2000), The Mirage (from June 2000 to December 2004) and Bellagio (from December 2004 to September 2007) where he was integrally involved in extensive re-branding and development projects.

Separation and Consulting Agreement with John Unwin

BRE Spade Parent LLC (“Parent”), an affiliate of Blackstone, entered into a Separation and Consulting Agreement with Mr. Unwin, dated as of December 12, 2014 (the “Separation Agreement”), to which the Company was not originally a party but assumed the payment obligations thereunder on December 19, 2014. Pursuant to the Separation Agreement, in addition to any accrued and unpaid payments and benefits owed to Mr. Unwin and subject to his execution and non-revocation of a general release of claims in favor of Parent and other beneficiaries, Mr. Unwin is entitled to receive a lump sum cash payment equal to $1,500,000, which represents the cash severance payment he would have been entitled to receive upon a qualifying termination of employment under his employment agreement with the Company, dated as of November 6, 2013.

In addition, Mr. Unwin has been engaged as a consultant to the Company for a minimum three-month consulting term, beginning on December 19, 2014. During the consulting term, Mr. Unwin is to provide consulting services as may be mutually agreed between Mr. Unwin and the Company. Either Mr. Unwin or the Company may terminate the consulting arrangement at any time upon 30 days’ written notice (so long as such termination does not become effective prior to March 19, 2015). In consideration for such services during the consulting term, Mr. Unwin is entitled to receive a consulting fee of $75,000 per month.

The Separation Agreement also provides that Mr. Unwin remains subject to the covenants set forth in his employment agreement but, at the end of the consulting term, will no longer be subject to the covenant not to compete with the Company.

Employment Agreement with William P. McBeath

Parent entered into an Employment Agreement with Mr. McBeath, dated November 19, 2014 (the “Employment Agreement”), to which the Company was not originally a party, but which was assigned to and assumed by the Company on December 19, 2014. The Employment Agreement provides for a five-year term ending on December 19, 2019. During the employment term, Mr. McBeath is to serve as President and Chief Executive Officer is entitled to: (i) an annual base salary of $750,000, (ii) an annual bonus opportunity with a target amount equal to 100% of his base salary and (iii) an equity award under a new equity incentive program to be established (the “Promote Program”) and with the terms set forth below. Mr. McBeath has also been offered the opportunity and has agreed to make an investment of $1,000,000 in the equity of Parent.

In the event of a termination of Mr. McBeath’s employment by the Company without “cause” (as defined in the Employment Agreement) or by him for “good reason” (as defined in the Employment Agreement), subject to his execution of a general release of claims in favor of the Company, he would be entitled to receive: (x) a pro-rated portion of the annual bonus in respect of the year in which the termination occurred, (y) a lump sum cash severance payment equal to one year of his base salary plus the annual bonus paid to him for the full fiscal year immediately prior to the date of the termination and, (z) subject to his election of COBRA continuation coverage, for a period of 12 months following the termination, a monthly cash payment equal to the difference between the monthly COBRA premium and the monthly contribution paid by active employees for the same coverage. If Mr. McBeath’s employment is terminated as a result of his death or “disability” (as defined in the Employment Agreement), he is entitled to receive a pro-rated portion of the annual bonus in respect of the year in which the termination occurred. If Mr. McBeath’s employment is terminated in connection with a change in control, he would be entitled to receive the same payments and benefits as in the event of a termination by the Company without cause or by him for good reason, except that the lump sum cash severance payment would be reduced by the value of his then-held vested equity awards in the Promote Program.

Pursuant to the terms of the Employment Agreement, Mr. McBeath is subject to non-competition and non-solicitation covenants that apply during his employment and for a period of 12 months following a termination of his employment for any reason, except that following a termination of his employment in connection with a change of control, the non-competition covenant will cease to apply. Mr. McBeath is also subject to indefinite confidentiality, and the Company and Mr. McBeath are subject to indefinite mutual non-disparagement covenants.

The Company has agreed with Mr. McBeath to a preliminary framework for the Promote Program pursuant to which Mr. McBeath is expected to be allocated an award representing 1.75% of the total number of equity interests of Parent on a fully-diluted basis. Awards under the Promote Program will vest in equal annual installments over a five-year period on each anniversary of December 19, 2014 and will fully vest upon a change of control, in each case, subject to Mr. McBeath’s continued employment through the applicable vesting date. If Mr. McBeath’s employment with the Company is terminated for any reason, unvested awards will be forfeited and vested awards will be subject to repurchase by Parent. Generally, awards under the Promote Program will participate pro-rata in distributions from Parent after the investors of Parent receive cumulative distributions in respect of their purchased equity interests (i) equal to 175% of their investment and (ii) sufficient to achieve an internal rate of return equal to at least 15% on their investment.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Sale, on December 19, 2014, the Company amended and restated its Amended and Restated Limited Liability Company Agreement. The information described in Item 1.01 of this Current Report on Form 8-K, regarding the Company’s LLC Agreement is hereby incorporated in this Item 5.03.

Item 8.01	Other Events

The Company will account for the Sale as a business combination using the acquisition method of accounting, whereby the purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed, based on their estimated fair market values.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA PROPERTY 1 LLC

By:	/s/ Ronald G. Eidell
Name:	Ronald G. Eidell
Title:	Chief Financial Officer

Date: December 24, 2014